Exhibit 99.1

Equity Residential Reports Fourth Quarter 2010 Results

Same Store Revenues Increase 2.7% for the quarter;
Provides Outlook for 2011 Performance

CHICAGO--(BUSINESS WIRE)--February 2, 2011--Equity Residential (NYSE: EQR) today reported results for the quarter and year ended December 31, 2010. All per share results are reported on a fully-diluted basis.

"We are very pleased that strengthening apartment fundamentals and outstanding execution on pricing and expense controls combined to produce terrific same store operating results in the fourth quarter," said David J. Neithercut, Equity Residential’s President and CEO. "We begin the new year with 95% occupancy, little new supply and an improving economy that will produce growing demand for high quality, well located rental housing. As a result, we are well positioned to deliver strong growth in operating income and earnings in 2011."

Fourth Quarter 2010

For the fourth quarter of 2010, the company reported earnings of $0.65 per share compared to $0.15 per share in the fourth quarter of 2009. The difference is due primarily to higher gains from property sales in 2010 partially offset by a non-cash impairment charge of approximately $45.4 million, or $0.15 per share, on the value of two land parcels that the company had previously intended to develop. The company now intends to sell one parcel in the near term and contemplates a joint venture structure for the other, necessitating this impairment charge. The impairment charge is the difference between each parcel’s estimated fair value and current capitalized carrying value.

FFO (funds from operations) for the quarter ended December 31, 2010, excluding the impairment charge, was $0.60 per share compared to $0.43 per share in the fourth quarter of 2009. The difference is primarily due to:

  A positive impact of approximately $0.11 per share from higher total property net operating income (NOI) in the fourth quarter of 2010, which is comprised of higher same store NOI of approximately $0.05 per share; higher NOI of approximately $0.04 per share from 2009 and 2010 transaction activity and a contribution from lease up activity of approximately $0.02 per share; and
  A positive impact of approximately $0.07 per share primarily from lower debt extinguishment costs in the fourth quarter of 2010, due to the company’s debt tender activity in the fourth quarter of 2009.

In order to more accurately reflect the company’s operating performance, the company will now report FFO as adjusted for certain non-comparable items, or Normalized FFO. Normalized FFO will begin with FFO and eliminate certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 6 and 26 of this release and the company has included guidance for Normalized FFO on page 25 of this release. Going forward, the company plans to report and provide guidance primarily for Normalized FFO.

Normalized FFO for the fourth quarter of 2010 was $0.61 per share compared to $0.54 per share for the same period of 2009. The difference is due primarily to:

  A positive impact of approximately $0.11 per share from higher total property NOI in the fourth quarter of 2010, as described above;
  A negative impact of approximately $0.01 per share from higher debt costs, excluding debt extinguishment costs;
  A negative impact of approximately $0.01 per share from the expenses and lost revenues relating to the Prospect Towers garage; and
  A negative impact of approximately $0.02 per share from various other items, including equity issuances under the company's At-The-Market (ATM) share program.

Year Ended December 31, 2010

For the year ended December 31, 2010, the company reported earnings of $0.95 per share compared to $1.27 per share in the same period of 2009.

FFO for the years ended December 31, 2010 and 2009, excluding impairment charges, was $2.22 per share and $2.16 per share, respectively.

Normalized FFO for the year ended December 31, 2010 was $2.27 per share compared to $2.28 per share for the same period of 2009.

Same Store Results

On a same store fourth quarter to fourth quarter comparison, which includes 113,931 apartment units, revenues increased 2.7%, expenses decreased 1.8% and NOI increased 5.4%.

On a same store sequential third quarter to fourth quarter comparison, which includes 118,284 apartment units, revenues were flat, expenses decreased 5.5% and NOI increased 3.4%.

On a same store year over year comparison, which includes 112,042 apartment units, revenues decreased 0.1%, expenses increased 0.9% and NOI decreased 0.8%.

Acquisitions/Dispositions

During the fourth quarter of 2010, the company acquired two properties with a total of 281 apartment units for an aggregate purchase price of $87.5 million at a weighted average capitalization (cap) rate of 4.8%. Also during the quarter, the company acquired two land parcels for an aggregate purchase price of $14.6 million.

During the quarter, the company sold 24 consolidated properties, consisting of 4,734 apartment units, for an aggregate sale price of $546.4 million at a weighted average cap rate of 6.5% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 10.3%.

During 2010, the company acquired 16 properties, consisting of 4,445 apartment units, for an aggregate purchase price of $1.5 billion. Included in this total are the acquisitions of 425 Mass in Washington, D.C. and Vantage Pointe in San Diego, both of which are currently in lease up. The weighted average cap rate on the company’s acquisitions in 2010, not including 425 Mass and Vantage Pointe, was 5.4%.

During 2010, the company sold 35 consolidated properties, consisting of 7,171 apartment units, for an aggregate sale price of $718.4 million at a weighted average cap rate of 6.7% generating an unlevered IRR, inclusive of management costs, of 10.0%.

New Dividend Policy

On December 9, 2010, the company announced its new dividend policy which will generate payouts closely aligned with the actual annual operating results of the company’s core business and provide more transparency to investors. Pursuant to this policy, the company intends to pay an annual cash dividend equal to approximately 65% of Normalized FFO. The company intends to pay $0.3375 per share for each of the first three quarters of the year. For the fourth quarter, the company intends to pay a dividend that will bring the total payment for the year to approximately 65% of Normalized FFO. Based on the company’s 2011 Normalized FFO guidance range, the expected dividend payout for 2011 would be $1.56 to $1.62 per share. All future dividends remain subject to the discretion of the company’s Board of Trustees.

At-The-Market (ATM) Share Offering Program

During the fourth quarter of 2010, the company issued approximately 5.1 million common shares at an average price of $50.27 per share for total consideration of approximately $256.1 million. During the first quarter of 2011, the company has issued approximately 3.0 million common shares at an average price of $50.84 per share for total consideration of approximately $154.5 million. The company will use the proceeds from these share sales primarily to fund its investment activity, including development, and to fund debt repayment. The company’s Board of Trustees has authorized an increase in the amount of shares available for future issuance under this program by approximately 5.7 million to bring the total available for future issuance to 10 million shares.

First Quarter and Full Year 2011 Guidance

The company has established a Normalized FFO guidance range of $0.53 to $0.57 per share for the first quarter of 2011. The difference between the company’s fourth quarter 2010 Normalized FFO of $0.61 per share and the midpoint of the first quarter guidance range of $0.55 per share is primarily due to:

  A negative impact of approximately $0.02 per share from lower same store property NOI as a result of seasonal increases in expenses;
  A negative impact of approximately $0.01 per share from lower non-same store property NOI;
  A negative impact of approximately $0.02 per share due to the amount and timing of 2010 and 2011 transaction activity; and
  A negative impact of approximately $0.01 per share from ATM activity.

The company has established a Normalized FFO guidance range of $2.40 to $2.50 per share for the full year 2011. The assumptions underlying this guidance can be found on page 25 of this release. The difference between the company’s full-year 2010 Normalized FFO of $2.27 per share and the midpoint of the company’s guidance range of $2.45 per share for full year 2011 Normalized FFO is primarily due to:

  A positive impact of approximately $0.24 per share from higher same store property NOI;
  A positive impact of approximately $0.13 per share from higher non-same store property NOI including lease ups;
  A negative impact of approximately $0.10 per share due to the amount and timing of 2010 and 2011 transaction activity;
  A negative impact of approximately $0.04 per share from ATM activity; and
  A negative impact of approximately $0.05 per share primarily from $0.03 per share of higher interest expense.

First Quarter 2011 Conference Call

Equity Residential expects to announce first quarter 2011 results on Wednesday, April 27, 2011 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, April 28, 2011.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 451 properties located in 17 states and the District of Columbia, consisting of 129,604 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, February 3, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2010	2009	2010	2009
REVENUES
Rental income	$1,986,043	$1,846,157	$515,244	$458,856
Fee and asset management	9,476	10,346	1,880	2,418

Total revenues	1,995,519	1,856,503	517,124	461,274

EXPENSES
Property and maintenance	498,634	464,809	123,981	113,140
Real estate taxes and insurance	226,718	206,247	55,731	52,931
Property management	81,126	71,938	20,578	15,481
Fee and asset management	5,140	7,519	776	1,603
Depreciation	656,633	559,271	168,500	142,647
General and administrative	39,887	38,994	8,853	8,518
Impairment	45,380	11,124	45,380	-

Total expenses	1,553,518	1,359,902	423,799	334,320

Operating income	442,001	496,601	93,325	126,954

Interest and other income	5,469	16,585	259	826
Other expenses	(11,928)	(6,487)	(2,415)	(4,259)
Interest:
Expense incurred, net	(470,654)	(496,272)	(120,718)	(140,611)
Amortization of deferred financing costs	(10,369)	(12,566)	(2,411)	(3,471)

(Loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities
and land parcels and discontinued operations	(45,481)	(2,139)	(31,960)	(20,561)
Income and other tax (expense) benefit	(334)	(2,804)	(27)	37
(Loss) from investments in unconsolidated entities	(735)	(2,815)	-	(443)
Net gain on sales of unconsolidated entities	28,101	10,689	-	3,971
Net (loss) on sales of land parcels	(1,395)	-	(234)	-
(Loss) income from continuing operations	(19,844)	2,931	(32,221)	(16,996)
Discontinued operations, net	315,827	379,098	230,433	64,307
Net income	295,983	382,029	198,212	47,311
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(13,099)	(20,305)	(8,932)	(2,186)
Preference Interests and Units	-	(9)	-	-
Partially Owned Properties	726	558	103	167
Net income attributable to controlling interests	283,610	362,273	189,383	45,292
Preferred distributions	(14,368)	(14,479)	(3,513)	(3,620)
Net income available to Common Shares	$269,242	$347,794	$185,870	$41,672

Earnings per share – basic:
(Loss) from continuing operations available to Common Shares	$(0.11)	$(0.04)	$(0.12)	$(0.07)
Net income available to Common Shares	$0.95	$1.27	$0.65	$0.15
Weighted average Common Shares outstanding	282,888	273,609	285,916	275,519

Earnings per share – diluted:
(Loss) from continuing operations available to Common Shares	$(0.11)	$(0.04)	$(0.12)	$(0.07)
Net income available to Common Shares	$0.95	$1.27	$0.65	$0.15
Weighted average Common Shares outstanding	282,888	273,609	285,916	275,519

Distributions declared per Common Share outstanding	$1.47	$1.64	$0.4575	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2010	2009	2010	2009

Net income	$295,983	$382,029	$198,212	$47,311
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	-	(9)	-	-
Partially Owned Properties	726	558	103	167
Depreciation	656,633	559,271	168,500	142,647
Depreciation – Non-real estate additions	(6,788)	(7,355)	(1,779)	(1,786)
Depreciation – Partially Owned and Unconsolidated Properties	(1,619)	759	(770)	103
Net (gain) on sales of unconsolidated entities	(28,101)	(10,689)	-	(3,971)
Discontinued operations:
Depreciation	16,770	41,104	3,208	6,241
Net (gain) on sales of discontinued operations	(297,956)	(335,299)	(228,418)	(60,366)
Net incremental gain (loss) on sales of condominium units	1,506	(385)	887	65

FFO (1) (3)	637,154	629,984	139,943	130,411

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	45,380	11,124	45,380	-
Property acquisition costs and write-off of pursuit costs (other expenses)	11,928	6,488	2,415	4,260
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	8,594	34,333	1,921	26,727
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(80)	(5,737)	(657)	(1,311)
Other miscellaneous non-comparable items	(6,186)	(171)	(994)	-

Normalized FFO (2) (3)	$696,790	$676,021	$188,008	$160,087

FFO (1) (3)	$637,154	$629,984	$139,943	$130,411
Preferred distributions	(14,368)	(14,479)	(3,513)	(3,620)

FFO available to Common Shares and Units - basic (1) (3) (4)	$622,786	$615,505	$136,430	$126,791

FFO available to Common Shares and Units - diluted (1) (3) (4)	$623,288	$616,128	$136,474	$126,945

FFO per share and Unit - basic	$2.10	$2.13	$0.46	$0.44

FFO per share and Unit - diluted	$2.07	$2.12	$0.45	$0.43

Normalized FFO (2) (3)	$696,790	$676,021	$188,008	$160,087
Preferred distributions	(14,368)	(14,479)	(3,513)	(3,620)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$682,422	$661,542	$184,495	$156,467

Normalized FFO available to Common Shares and Units - diluted (2) (3) (4)	$682,924	$662,165	$184,539	$156,621

Normalized FFO per share and Unit - basic	$2.30	$2.29	$0.62	$0.54

Normalized FFO per share and Unit - diluted	$2.27	$2.28	$0.61	$0.54

Weighted average Common Shares and Units outstanding - basic	296,527	289,167	299,363	289,693

Weighted average Common Shares and Units outstanding - diluted	300,615	290,508	303,942	291,984

Note:	See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Investment in real estate
Land	$4,110,275	$3,650,324
Depreciable property	15,226,512	13,893,521
Projects under development	130,337	668,979
Land held for development	235,247	252,320
Investment in real estate	19,702,371	18,465,144
Accumulated depreciation	(4,337,357)	(3,877,564)
Investment in real estate, net	15,365,014	14,587,580

Cash and cash equivalents	431,408	193,288
Investments in unconsolidated entities	3,167	6,995
Deposits – restricted	180,987	352,008
Escrow deposits – mortgage	12,593	17,292
Deferred financing costs, net	42,033	46,396
Other assets	148,992	213,956
Total assets	$16,184,194	$15,417,515

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,762,896	$4,783,446
Notes, net	5,185,180	4,609,124
Lines of credit	-	-
Accounts payable and accrued expenses	39,452	58,537
Accrued interest payable	98,631	101,849
Other liabilities	304,202	272,236
Security deposits	60,812	59,264
Distributions payable	140,905	100,266
Total liabilities	10,592,078	9,984,722

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	383,540	258,280

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of December 31, 2010 and 1,950,925
shares issued and outstanding as of December 31, 2009	200,000	208,773
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 290,197,242 shares issued
and outstanding as of December 31, 2010 and 279,959,048
shares issued and outstanding as of December 31, 2009	2,902	2,800
Paid in capital	4,741,521	4,477,426
Retained earnings	203,581	353,659
Accumulated other comprehensive (loss) income	(57,818)	4,681
Total shareholders' equity	5,090,186	5,047,339
Noncontrolling Interests:
Operating Partnership	110,399	116,120
Partially Owned Properties	7,991	11,054
Total Noncontrolling Interests	118,390	127,174
Total equity	5,208,576	5,174,513
Total liabilities and equity	$16,184,194	$15,417,515

Equity Residential
Portfolio Summary
As of December 31, 2010

					% of	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	28	8,290	6.4%	12.7%	$ 2,843
2	DC Northern Virginia	31	10,393	8.0%	12.1%	1,869
3	South Florida	38	12,869	9.9%	9.1%	1,313
4	Los Angeles	39	8,311	6.4%	8.1%	1,717
5	Boston	28	5,711	4.4%	7.1%	2,204
6	Seattle/Tacoma	43	9,748	7.5%	6.7%	1,293
7	San Francisco Bay Area	35	6,606	5.1%	6.0%	1,683
8	San Diego	14	4,963	3.8%	5.2%	1,789
9	Phoenix	36	10,769	8.3%	4.8%	848
10	Denver	23	7,967	6.2%	4.7%	1,044
11	Suburban Maryland	21	5,782	4.5%	4.5%	1,346
12	Orlando	26	8,042	6.2%	4.2%	961
13	Orange County, CA	11	3,490	2.7%	3.2%	1,518
14	Atlanta	20	6,183	4.8%	3.0%	961
15	Inland Empire, CA	11	3,639	2.8%	2.8%	1,352
16	All Other Markets (2)	45	12,103	9.3%	5.8%	975

	Total	449	124,866	96.3%	100.0%	1,444

	Military Housing	2	4,738	3.7%	-	-

	Grand Total	451	129,604	100.0%	100.0%	$ 1,444

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of December 2010.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note: Projects under development are not included in the Portfolio Summary until construction has been completed, at which time the projects are included at their stabilized NOI.

Equity Residential

Portfolio as of December 31, 2010

	Properties	Units

Wholly Owned Properties	425	119,634
Partially Owned Properties:
Consolidated	24	5,232
Unconsolidated	-	-
Military Housing	2	4,738

	451	129,604

Portfolio Rollforward Q4 2010
($ in thousands)

				Purchase/
		Properties	Units	(Sale) Price	Cap Rate

	9/30/2010	471	133,029

Acquisitions:
Rental Properties:
Consolidated - Stabilized		2	281	$87,450	4.8%
Land Parcels (two)		-	-	$14,569
Dispositions:
Rental Properties:
Consolidated		(24)	(4,734)	$(546,362)	6.5%
Completed Developments		2	970
Configuration Changes		-	58

	12/31/2010	451	129,604

Portfolio Rollforward 2010
($ in thousands)

						Purchase/
			Properties	Units		(Sale) Price	Cap Rate

		12/31/2009	495	137,007

Acquisitions:
	Rental Properties:
	Consolidated - Stabilized		14	3,207		$1,118,951	5.4%
	Consolidated - Not Stabilized (1)		2	1,238		$366,750
	Land Parcels (six)		-	-		$68,869
Dispositions:
	Rental Properties:
	Consolidated		(35)	(7,171)		$(718,352)	6.7%
	Unconsolidated (2)		(27)	(6,275)		$(417,779)	7.5%
	Land Parcel (one)		-	-		$(4,000)
	Condominium Conversion Properties		(1)	(2)		$(360)
Completed Developments			3	1,450
Configuration Changes			-	150

		12/31/2010	451	129,604	(3)

(1)	EQR acquired one property in the third quarter of 2010 (Vantage Pointe) that was in the early stages of lease up and is expected to stabilize in its third year of ownership at a 7.0% yield on cost. EQR also acquired one unoccupied property in the second quarter of 2010 (425 Mass) that is expected to stabilize in its third year of ownership at an 8.5% yield on cost.

(2)	EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

(3)	During the second quarter of 2010, EQR acquired the 75% equity interest it did not own in seven previously unconsolidated properties containing 1,811 units with a real estate value of $105.1 million at an implied cap rate of 8.4%. One of these properties was subsequently sold while the remaining properties continue to be included in the Company's portfolio counts above.

Equity Residential

Fourth Quarter 2010 vs. Fourth Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 113,931 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2010	$444,460	$160,085	$284,375	$1,376	94.6%	12.8%
Q4 2009	$432,896	$162,999	$269,897	$1,351	93.9%	14.1%

Change	$11,564	$(2,914)	$14,478	$25	0.7%	(1.3%)

Change	2.7%	(1.8%)	5.4%	1.9%

Fourth Quarter 2010 vs. Third Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 118,284 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2010	$470,444	$170,488	$299,956	$1,403	94.6%	12.8%
Q3 2010	$470,667	$180,483	$290,184	$1,399	94.9%	17.7%

Change	$(223)	$(9,995)	$9,772	$4	(0.3%)	(4.9%)

Change	(0.0%)	(5.5%)	3.4%	0.3%

2010 vs. 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 112,042 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

2010	$1,728,268	$654,663	$1,073,605	$1,358	94.8%	56.7%
2009	$1,730,335	$648,508	$1,081,827	$1,375	93.7%	61.5%

Change	$(2,067)	$6,155	$(8,222)	$(17)	1.1%	(4.8%)

Change	(0.1%)	0.9%	(0.8%)	(1.2%)

(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Fourth Quarter 2010 vs. Fourth Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q4 2010	Q4 2010	Q4 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.5%	$ 1,701	95.3%	5.4%	(2.1%)	8.9%	4.4%	0.9%
2	South Florida	12,465	10.0%	1,300	94.1%	3.0%	(6.0%)	9.3%	2.5%	0.5%
3	New York Metro Area	5,887	9.4%	2,652	95.0%	3.0%	1.3%	4.1%	3.7%	(0.7%)
4	Los Angeles	7,463	8.5%	1,699	94.9%	1.9%	(7.1%)	7.0%	0.9%	0.8%
5	Boston	5,521	7.8%	2,162	95.7%	3.5%	0.1%	5.4%	2.5%	0.8%
6	Seattle/Tacoma	8,540	6.8%	1,315	93.1%	3.6%	2.0%	4.6%	1.3%	2.0%
7	San Francisco Bay Area	5,924	6.5%	1,673	94.7%	1.5%	(1.0%)	2.8%	0.9%	0.5%
8	Denver	7,759	5.5%	1,052	95.0%	4.7%	(1.3%)	7.8%	3.5%	1.0%
9	Phoenix	10,769	5.5%	844	94.5%	2.4%	4.8%	5.2%	(0.1%)	2.3%
10	Orlando	8,042	4.8%	970	94.1%	0.2%	(3.3%)	2.4%	0.0%	0.2%
11	San Diego	4,103	4.7%	1,666	94.9%	0.9%	(1.9%)	2.3%	1.4%	(0.4%)
12	Suburban Maryland	5,083	4.1%	1,270	94.6%	4.1%	3.7%	4.4%	3.8%	0.3%
13	Orange County, CA	3,175	3.3%	1,514	94.8%	0.3%	(5.0%)	2.9%	0.2%	0.2%
14	Atlanta	5,979	3.3%	962	95.7%	1.4%	0.9%	1.8%	0.7%	0.6%
15	Inland Empire, CA	3,339	3.1%	1,359	94.9%	0.8%	(3.7%)	3.1%	0.7%	0.1%
16	All Other Markets	11,101	6.2%	961	94.5%	1.8%	(1.7%)	4.5%	1.2%	0.6%

	Total	113,931	100.0%	$ 1,376	94.6%	2.7%	(1.8%)	5.4%	1.9%	0.7%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Fourth Quarter 2010 vs. Third Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q4 2010	Q4 2010	Q4 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	9,327	11.0%	$ 1,757	95.3%	(0.3%)	(5.7%)	2.2%	0.8%	(1.1%)
2	New York Metro Area	6,797	10.9%	2,905	95.2%	0.0%	3.1%	(2.1%)	1.4%	(1.3%)
3	South Florida	12,465	9.5%	1,301	94.0%	(0.5%)	(6.9%)	3.8%	(0.2%)	(0.2%)
4	Los Angeles	7,646	8.2%	1,699	94.9%	(0.4%)	(6.8%)	3.2%	(0.5%)	0.1%
5	Boston	5,521	7.4%	2,162	95.7%	1.3%	(6.6%)	6.1%	1.6%	(0.3%)
6	Seattle/Tacoma	9,427	7.1%	1,306	93.1%	(0.3%)	(6.0%)	3.5%	(0.7%)	0.3%
7	San Francisco Bay Area	5,924	6.2%	1,673	94.7%	1.5%	(7.4%)	6.7%	0.8%	0.7%
8	Denver	7,967	5.3%	1,046	95.0%	0.0%	(9.9%)	5.7%	0.7%	(0.7%)
9	Phoenix	10,769	5.2%	844	94.5%	0.5%	(9.1%)	7.7%	0.4%	0.1%
10	San Diego	4,284	4.6%	1,673	94.8%	0.3%	(7.2%)	4.2%	0.0%	0.3%
11	Orlando	8,042	4.6%	970	94.1%	(1.9%)	(8.6%)	2.6%	(1.3%)	(0.6%)
12	Suburban Maryland	5,325	4.1%	1,290	94.6%	(0.2%)	(2.6%)	1.1%	0.8%	(1.0%)
13	Orange County, CA	3,307	3.3%	1,516	94.8%	(0.3%)	(8.4%)	3.7%	0.2%	(0.5%)
14	Atlanta	6,183	3.2%	958	95.6%	(0.8%)	(3.8%)	1.6%	(0.2%)	(0.6%)
15	Inland Empire, CA	3,639	3.2%	1,364	94.8%	0.4%	(9.3%)	5.8%	(0.2%)	0.5%
16	All Other Markets	11,661	6.2%	954	94.6%	(0.1%)	(5.5%)	4.2%	0.1%	(0.2%)

	Total	118,284	100.0%	$ 1,403	94.6%	0.0%	(5.5%)	3.4%	0.3%	(0.3%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
2010 vs. 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			2010	2010	2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.6%	$ 1,666	95.7%	2.9%	(0.1%)	4.4%	1.7%	1.1%
2	South Florida	12,465	10.2%	1,287	94.4%	1.7%	(2.3%)	4.5%	0.5%	1.1%
3	New York Metro Area	5,887	9.8%	2,602	95.7%	(1.3%)	4.3%	(4.8%)	(2.2%)	0.8%
4	Los Angeles	7,099	8.2%	1,686	94.6%	(1.4%)	(0.7%)	(1.7%)	(2.5%)	1.1%
5	Boston	5,229	7.3%	2,113	95.3%	2.2%	1.1%	2.9%	1.3%	0.7%
6	Seattle/Tacoma	8,473	6.9%	1,301	93.3%	(2.3%)	3.2%	(5.6%)	(3.7%)	1.3%
7	San Francisco Bay Area	5,924	6.6%	1,652	94.7%	(2.0%)	1.1%	(3.8%)	(3.3%)	1.3%
8	Denver	7,759	5.6%	1,029	95.3%	1.3%	1.6%	1.2%	(0.1%)	1.4%
9	Phoenix	10,215	5.2%	834	94.4%	(1.8%)	0.9%	(3.6%)	(3.7%)	1.8%
10	San Diego	4,103	4.8%	1,657	94.8%	0.6%	1.8%	0.0%	0.0%	0.6%
11	Orlando	7,690	4.7%	964	94.4%	(1.5%)	(0.5%)	(2.1%)	(2.5%)	1.0%
12	Suburban Maryland	4,823	3.9%	1,219	95.1%	3.0%	2.0%	3.6%	2.0%	0.9%
13	Orange County, CA	3,175	3.4%	1,507	94.8%	(2.8%)	0.3%	(4.2%)	(3.4%)	0.7%
14	Atlanta	5,979	3.4%	957	95.8%	(1.9%)	1.8%	(4.6%)	(3.3%)	1.4%
15	Inland Empire, CA	3,339	3.1%	1,350	94.7%	(1.6%)	2.2%	(3.4%)	(1.9%)	0.3%
16	All Other Markets	11,101	6.3%	1,268	94.7%	(0.1%)	0.7%	(0.6%)	(1.1%)	1.0%

	Total	112,042	100.0%	$ 1,358	94.8%	(0.1%)	0.9%	(0.8%)	(1.2%)	1.1%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Fourth Quarter 2010 vs. Fourth Quarter 2009
Same Store Operating Expenses
$ in thousands - 113,931 Same Store Units

					% of Actual Q4 2010
	Actual	Actual	$	%	Operating
	Q4 2010	Q4 2009	Change	Change	Expenses

Real estate taxes	$43,462	$45,004	$(1,542)	(3.4%)	27.2%
On-site payroll (1)	36,710	39,735	(3,025)	(7.6%)	22.9%
Utilities (2)	25,486	24,817	669	2.7%	15.9%
Repairs and maintenance (3)	22,939	23,165	(226)	(1.0%)	14.3%
Property management costs (4)	18,401	16,017	2,384	14.9%	11.5%
Insurance	5,470	5,466	4	0.1%	3.4%
Leasing and advertising	3,493	4,281	(788)	(18.4%)	2.2%
Other on-site operating expenses (5)	4,124	4,514	(390)	(8.6%)	2.6%

Same store operating expenses	$160,085	$162,999	$(2,914)	(1.8%)	100.0%

2010 vs. 2009
Same Store Operating Expenses
$ in thousands - 112,042 Same Store Units

					% of Actual 2010
	Actual	Actual	$	%	Operating
	2010	2009	Change	Change	Expenses
Real estate taxes	$174,131	$177,180	$(3,049)	(1.7%)	26.6%
On-site payroll (1)	156,668	156,446	222	0.1%	23.9%
Utilities (2)	102,553	100,441	2,112	2.1%	15.7%
Repairs and maintenance (3)	97,166	94,223	2,943	3.1%	14.8%
Property management costs (4)	69,995	64,022	5,973	9.3%	10.7%
Insurance	21,545	21,525	20	0.1%	3.3%
Leasing and advertising	14,892	16,029	(1,137)	(7.1%)	2.3%
Other on-site operating expenses (5)	17,713	18,642	(929)	(5.0%)	2.7%

Same store operating expenses	$654,663	$648,508	$6,155	0.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of December 31, 2010
(Amounts in thousands)
								Weighted
							Weighted	Average
							Average	Maturities
					Amounts (1)	% of Total	Rates (1)	(years)

Secured					$4,762,896	47.9%	4.79%	8.1
Unsecured					5,185,180	52.1%	4.96%	4.5

	Total				$9,948,076	100.0%	4.88%	6.2

Fixed Rate Debt:
	Secured - Conventional				$3,831,393	38.5%	5.68%	6.9
	Unsecured - Public/Private				4,375,860	44.0%	5.78%	5.1

	Fixed Rate Debt				8,207,253	82.5%	5.73%	5.9

Floating Rate Debt:
	Secured - Conventional				326,009	3.3%	2.56%	0.7
	Secured - Tax Exempt				605,494	6.1%	0.48%	20.4
	Unsecured - Public/Private				809,320	8.1%	1.72%	1.3
	Unsecured - Revolving Credit Facility				-	-	0.66%	1.2

	Floating Rate Debt				1,740,823	17.5%	1.39%	7.5

Total					$9,948,076	100.0%	4.88%	6.2

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2010.

	Note: The Company capitalized interest of approximately $13.0 million and $34.9 million during the years ended December 31, 2010 and 2009, respectively. The Company capitalized interest of approximately $2.8 million and $6.2 million during the quarters ended December 31, 2010 and 2009, respectively.

Debt Maturity Schedule as of December 31, 2010
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2011	$906,266	(2)	$759,725	(3)	$1,665,991	16.8%	5.28%	3.49%
2012	778,181		38,128		816,309	8.2%	5.65%	5.57%
2013	269,159		309,828		578,987	5.8%	6.72%	4.89%
2014	562,583		22,034		584,617	5.9%	5.31%	5.24%
2015	357,713		-		357,713	3.6%	6.40%	6.40%
2016	1,167,662		-		1,167,662	11.7%	5.33%	5.33%
2017	1,355,830		456		1,356,286	13.6%	5.87%	5.87%
2018	80,763		44,677		125,440	1.3%	5.72%	4.28%
2019	801,754		20,766		822,520	8.3%	5.49%	5.36%
2020	1,671,836		809		1,672,645	16.8%	5.50%	5.50%
2021+	255,506		544,400		799,906	8.0%	6.62%	2.67%

Total	$8,207,253		$1,740,823		$9,948,076	100.0%	5.63%	4.93%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2010.

(2)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Includes the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

Equity Residential
Unsecured Debt Summary as of December 31, 2010
(Amounts in thousands)

							Unamortized
		Coupon	Due			Face	Premium/	Net
		Rate	Date			Amount	(Discount)	Balance

	Fixed Rate Notes:
		6.950%	03/02/11			$93,096	$205	$93,301
		6.625%	03/15/12			253,858	(229)	253,629
		5.500%	10/01/12			222,133	(383)	221,750
		5.200%	04/01/13	(1)		400,000	(266)	399,734
	Fair Value Derivative Adjustments			(1)		(300,000)	-	(300,000)
		5.250%	09/15/14			500,000	(228)	499,772
		6.584%	04/13/15			300,000	(469)	299,531
		5.125%	03/15/16			500,000	(278)	499,722
		5.375%	08/01/16			400,000	(1,036)	398,964
		5.750%	06/15/17			650,000	(3,306)	646,694
		7.125%	10/15/17			150,000	(441)	149,559
		4.750%	07/15/20			600,000	(4,349)	595,651
		7.570%	08/15/26			140,000	-	140,000
		3.850%	08/15/26	(2)		482,545	(4,992)	477,553

						4,391,632	(15,772)	4,375,860

	Floating Rate Notes:
			04/01/13	(1)		300,000	-	300,000
	Fair Value Derivative Adjustments			(1)		9,320	-	9,320
	Term Loan Facility	LIBOR+0.50%	10/05/11	(3	)(4)	500,000	-	500,000

						809,320	-	809,320

	Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3	)(5)	-	-	-

	Total Unsecured Debt					$5,200,952	$(15,772)	$5,185,180

(1)	$300.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(5)	As of December 31, 2010, there was approximately $1.28 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	December 31,	September 30,
	2010	2010

Total Debt to Adjusted Total Assets (not to exceed 60%)	48.5%	49.9%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	23.2%	23.8%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.46	2.43

Total Unsecured Assets to Unsecured Debt	256.0%	238.5%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of December 31, 2010
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt					$4,762,896	47.9%
	Unsecured Debt				5,185,180	52.1%

Total Debt					9,948,076	100.0%	38.4%

	Common Shares (includes Restricted Shares)		290,197,242	95.5%
	Units (includes OP Units and LTIP Units)		13,612,037	4.5%

Total Shares and Units			303,809,279	100.0%
Common Share Price at December 31, 2010			$51.95
					15,782,892	98.7%
Perpetual Preferred Equity (see below)					200,000	1.3%

Total Equity					15,982,892	100.0%	61.6%

Total Market Capitalization					$25,930,968		100.0%

Perpetual Preferred Equity as of December 31, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Note: Both the Series E and the Series H Convertible Preferred Shares were redeemed on November 1, 2010.

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	2010	2009	Q410	Q409

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	282,887,601	273,609,477	285,915,811	275,519,463
Shares issuable from assumed conversion/vesting of (1):
- OP Units	-	-	-	-
- long-term compensation award shares/units	-	-	-	-

Total Common Shares and Units - diluted (1)	282,887,601	273,609,477	285,915,811	275,519,463

Weighted Average Amounts Outstanding for FFO and Normalized
FFO Purposes:
Common Shares - basic	282,887,601	273,609,477	285,915,811	275,519,463
OP Units - basic	13,639,866	15,557,540	13,446,804	14,173,726

Total Common Shares and OP Units - basic	296,527,467	289,167,017	299,362,615	289,693,189
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	325,103	402,501	114,425	398,038
- long-term compensation award shares/units	3,762,390	938,094	4,465,378	1,892,471

Total Common Shares and Units - diluted	300,614,960	290,507,612	303,942,418	291,983,698

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	290,197,242	279,959,048
Units (includes OP Units and LTIP Units)	13,612,037	14,197,969

Total Shares and Units	303,809,279	294,157,017

(1)	Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation award shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the years ended December 31, 2010 and 2009, respectively, and the fourth quarters ended December 31, 2010 and 2009, respectively.

Equity Residential
Partially Owned Entities as of December 31, 2010
(Amounts in thousands except for project and unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed, Not	Completed
	Development	Stabilized (4)	and Stabilized	Other	Total

Total projects (1)	-	1	4	19	24

Total units (1)	-	490	1,302	3,440	5,232

Operating information for the year
ended 12/31/10 (at 100%):
Operating revenue	$4	$6,344	$25,607	$55,928	$87,883
Operating expenses	758	3,458	9,370	19,906	33,492

Net operating (loss) income	(754)	2,886	16,237	36,022	54,391
Depreciation	-	-	12,239	14,882	27,121
General and administrative/other	51	-	127	92	270
Impairment	8,959	-	-	-	8,959

Operating (loss) income	(9,764)	2,886	3,871	21,048	18,041
Interest and other income	23	-	10	30	63
Other expenses	(493)	-	-	(548)	(1,041)
Interest:
Expense incurred, net	(925)	(2,872)	(6,596)	(20,576)	(30,969)
Amortization of deferred financing costs	-	-	(753)	(238)	(991)

(Loss) income before income and other taxes
and discontinued operations	(11,159)	14	(3,468)	(284)	(14,897)
Income and other tax (expense) benefit	(31)	-	-	(5)	(36)
Net loss on sales of land parcels	(234)	-	-	-	(234)
Net gain on sales of discontinued operations	711	-	-	34,842	35,553

Net (loss) income	$(10,713)	$14	$(3,468)	$34,553	$20,386

Debt - Secured (2):
EQR Ownership (3)	$18,342	$141,741	$275,348	$252,857	$688,288
Noncontrolling Ownership	-	-	-	61,678	61,678

Total (at 100%)	$18,342	$141,741	$275,348	$314,535	$749,966

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on one development project.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

Note: On December 29, 2010, the Company admitted an 80% institutional partner to an entity owning a developable land parcel in Florida in exchange for $11.7 million in cash and retained a 20% equity interest. This land parcel is now unconsolidated. Total project cost is approximately $76.1 million and construction is expected to start in the first quarter of 2011. The Company is responsible for constructing the project and has given certain construction cost overun guarantees. The Company's remaining funding obligation is currently estimated at approximately $2.5 million.

Equity Residential
Consolidated Development and Lease-Up Projects as of December 31, 2010
(Amounts in thousands except for project and unit amounts)

		No. of	Total Capital	Total Book Value	Total Book Value Not Placed in		Total	Percentage	Percentage	Percentage	Estimated Completion	Estimated Stabilization
Projects	Location	Units	Cost (1)	to Date	Service		Debt	Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
Red 160 (formerly Redmond Way)	Redmond, WA	250	$84,382	$76,964	$76,964		$-	97%	86%	68%	Q1 2011	Q1 2012
500 West 23rd Street (formerly 10 Chelsea) (2)	New York, NY	111	55,555	27,382	27,382		-	33%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	5,409	5,409		-	7%	-	-	Q3 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	14,707	14,707		-	1%	-	-	Q3 2012	Q3 2013

Projects Under Development - Wholly Owned		717	228,035	124,462	124,462		-

Projects Under Development		717	228,035	124,462	124,462		-

Completed Not Stabilized - Wholly Owned (3):
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-		-		94%	93%	Completed	Q1 2011
Westgate	Pasadena, CA	480	165,558	154,886	-		135,000	(4)	80%	76%	Completed	Q3 2011
425 Mass (5)	Washington, D.C.	559	166,750	166,750	-		-		61%	58%	Completed	Q1 2012
Vantage Pointe (5)	San Diego, CA	679	200,000	200,000	-		-		42%	41%	Completed	Q3 2012

Projects Completed Not Stabilized - Wholly Owned		2,039	585,483	574,787	-		135,000

Completed Not Stabilized - Partially Owned (3):
The Brooklyner (formerly 111 Lawrence Street)	Brooklyn, NY	490	272,368	257,748	-		141,741		93%	89%	Completed	Q2 2011

Projects Completed Not Stabilized - Partially Owned		490	272,368	257,748	-		141,741

Projects Completed Not Stabilized		2,529	857,851	832,535	-		276,741

Completed and Stabilized During the Quarter - Wholly Owned:
70 Greene (formerly 77 Hudson)	Jersey City, NJ	480	268,458	267,403	-		-		93%	91%	Completed	Stabilized
Third Square (formerly 303 Third)	Cambridge, MA	482	257,457	256,546	-		-		94%	92%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		962	525,915	523,949	-		-

Projects Completed and Stabilized During the Quarter		962	525,915	523,949	-		-

Total Projects		4,208	$1,611,801	$1,480,946	$124,462	(6)	$276,741

Land Held for Development		N/A	N/A	$235,247	$235,247		$18,342

								Total Capital	Q4 2010
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$228,035	$404
Completed Not Stabilized								857,851	4,735
Completed and Stabilized During the Quarter								525,915	3,198
Total Development NOI Contribution								$1,611,801	$8,337

(1)	Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	500 West 23rd Street - The land under this development is subject to a long term ground lease.

(3)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(4)	Debt is tax-exempt bonds that are entirely outstanding, with $16.8 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits – restricted" in the consolidated balance sheets at 12/31/10. The Company paid off the $28.2 million in taxable bonds during the fourth quarter of 2010.

(5)	The Company acquired these completed development projects prior to stabilization and has begun/continued lease-up activities.

(6)	Total book value not placed in service excludes $5.9 million of construction-in-progress related to the reconstruction of the Prospect Towers garage.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Year Ended December 31, 2010
(Amounts in thousands except for unit and per unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Same Store Properties (6)	112,042	$ 97,166	$ 867	$ 81,427	$ 727	$ 178,593	$ 1,594	$ 70,620	$ 630	$ 54,118	$ 483	$ 124,738	$ 1,113	(9)	$ 303,331	$ 2,707

Non-Same Store Properties (7)	12,824	8,978	982	7,285	797	16,263	1,779	4,180	457	5,547	607	9,727	1,064		25,990	2,843

Other (8)	-	3,430		5,501		8,931		1,509		2,234		3,743			12,674

Total	124,866	$ 109,574		$ 94,213		$ 203,787		$ 76,309		$ 61,899		$ 138,208			$ 341,995

(1)	Total Units - Excludes 4,738 military housing units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $31.7 million spent in 2010 on unit renovations/rehabs (primarily kitchens and baths) on 4,331 units (equating to about $7,300 per unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2011, the Company expects to spend approximately $41.0 million rehabbing 5,500 units (equating to about $7,500 per unit rehabbed).

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2009, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2009 and 2010, plus any properties in lease-up and not stabilized as of January 1, 2009. Per unit amounts are based on a weighted average of 9,141 units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2011, the Company estimates that it will spend approximately $1,200 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $850 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

REVENUES
Rental income	$67,670	$160,031	$13,871	$23,354

Total revenues	67,670	160,031	13,871	23,354

EXPENSES (1)
Property and maintenance	18,659	49,088	3,852	7,983
Real estate taxes and insurance	7,028	18,065	1,446	3,510
Depreciation	16,770	41,104	3,208	6,241
General and administrative	36	34	9	5

Total expenses	42,493	108,291	8,515	17,739

Discontinued operating income	25,177	51,740	5,356	5,615

Interest and other income	497	120	22	13
Other expenses	-	(1)	-	(1)
Interest (2):
Expense incurred, net	(7,722)	(8,660)	(3,347)	(2,928)
Amortization of deferred financing costs	(37)	(561)	(14)	(10)
Income and other tax (expense) benefit	(44)	1,161	(2)	1,252

Discontinued operations	17,871	43,799	2,015	3,941
Net gain on sales of discontinued operations	297,956	335,299	228,418	60,366

Discontinued operations, net	$315,827	$379,098	$230,433	$64,307

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Guidance Reconciliations

			FFO Reconciliations
			Guidance Q4 2010
			to Actual Q4 2010
			Amounts	Per Share

Guidance Q4 2010 FFO - Diluted (1) (3)			$174,941	$0.580
Property NOI			4,392	0.014
Other			2,521	0.004
Actual Q4 2010 FFO before impairment			181,854	0.598
Impairment			(45,380)	(0.149)

Actual Q4 2010 FFO - Diluted (1) (3)			136,474	0.449

Adjustments (see detail below):
Asset impairment and valuation allowances			45,380	0.149
Property acquisition costs and write-off of pursuit costs (other expenses)			2,415	0.008
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts
			1,921	0.006
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)
			(657)	(0.002)
Other miscellaneous non-comparable items			(994)	(0.003)

Actual Q4 2010 Normalized FFO - Diluted (2) (3)			$184,539	$0.607

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Year Ended December 31,			Quarter Ended December 31,
	2010	2009	Variance	2010	2009	Variance

Impairment	$45,380	$11,124	$34,256	$45,380	$-	$45,380
Asset impairment and valuation allowances	45,380	11,124	34,256	45,380	-	45,380

Property acquisition costs (other expenses)	6,656	1,650	5,006	655	1,395	(740)
Write-off of pursuit costs (other expenses)	5,272	4,838	434	1,760	2,865	(1,105)
Property acquisition costs and write-off of pursuit costs (other expenses)	11,928	6,488	5,440	2,415	4,260	(1,845)

Debt extinguishment gains (interest and other income)	-	(4,455)	4,455	-	-	-
Prepayment premiums/penalties (interest expense)	2,456	21,980	(19,524)	2,298	21,945	(19,647)
Write-off of unamortized deferred financing costs (interest expense)	1,048	3,536	(2,488)	44	1,208	(1,164)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(2,689)	907	(3,596)	(2,365)	149	(2,514)
Non-cash convertible debt discount (interest expense)	7,779	10,590	(2,811)	1,944	3,425	(1,481)
EQR 25% share of unconsolidated defeasance costs
(loss from investments in unconsolidated entities)	-	1,775	(1,775)	-	-	-
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	8,594	34,333	(25,739)	1,921	26,727	(24,806)

Gain on sale of investment securities (interest and other income)	-	(4,943)	4,943	-	-	-
Net loss on sales of land parcels	1,395	-	1,395	234	-	234
Net incremental (gain) loss on sales of condominium units	(1,506)	385	(1,891)	(887)	(65)	(822)
Income and other tax expense (benefit) - Condo sales	31	(1,179)	1,210	(4)	(1,246)	1,242
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(80)	(5,737)	5,657	(657)	(1,311)	654

Insurance/litigation settlement expense (property and maintenance)	1,680	-	1,680	1,680	-	1,680
Insurance/litigation settlement proceeds (interest and other income)	(5,192)	(171)	(5,021)	-	-	-
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(2,674)	-	(2,674)	(2,674)	-	(2,674)
Other miscellaneous non-comparable items	(6,186)	(171)	(6,015)	(994)	-	(994)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$59,636	$46,037	$13,599	$48,065	$29,676	$18,389

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2011 Normalized FFO Guidance (per share diluted)

	Q1 2011	2011

Expected Normalized FFO (2) (3)	$0.53 to $0.57	$2.40 to $2.50

2011 Same Store Assumptions

Physical occupancy		95.0%
Revenue change		4.0% to 5.0%
Expense change		1.0% to 2.0%
NOI change		5.0% to 7.5%

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2011 Transaction Assumptions

Consolidated rental acquisitions		$1.0 billion
Consolidated rental dispositions		$1.25 billion
Capitalization rate spread		125 basis points

2011 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.6 billion to $9.8 billion
Weighted average interest rate (reduced for capitalized interest)		4.90%
Interest expense		$470.0 million to $480.0 million

2011 Other Guidance Assumptions (see Note)

General and administrative expense		$40.0 million to $42.0 million
Interest and other income		$2.0 million to $3.0 million
Income and other tax expense		$0.5 million to $1.5 million
Weighted average Common Shares and Units - Diluted		310.8 million

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25

				Expected	Expected
		Expected Q4 2010		Q1 2011	2011
		Amounts	Per Share	Per Share	Per Share

	Expected Earnings - Diluted (5)	$215,996	$0.716	$0.30 to $0.34	$1.75 to $1.85
	Add: Expected depreciation expense	172,174	0.571	0.55	2.26
	Less: Expected net gain on sales (5)	(213,229)	(0.707)	(0.33)	(1.66)

	Expected FFO - Diluted (1) (3)	174,941	0.580	0.52 to 0.56	2.35 to 2.45

	Asset impairment and valuation allowances	-	-	-	-
	Property acquisition costs and write-off of pursuit costs (other expenses)	2,000	0.007	0.01	0.03
	Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts
		1,777	0.005	-	0.02
	(Gains) losses on sales of non-operating assets, net of income and other
	tax expense (benefit)	-	-	-	-
	Other miscellaneous non-comparable items	-	-	-	-

	Expected Normalized FFO - Diluted (2) (3)	$178,718	$0.592	$0.53 to $0.57	$2.40 to $2.50

Definitions and Footnotes for Pages 6, 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
	• the impact of any expenses relating to asset impairment and valuation allowances;
	• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
	• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
	• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
	• other miscellaneous non-comparable items.

(3)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(5)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for 2010 and Fourth Quarter 2010 Same Store Properties:

		Year Ended December 31,		Quarter Ended December 31,
		2010	2009	2010	2009

Operating income		$442,001	$496,601	$93,325	$126,954
Adjustments:
	Non-same store operating results	(105,960)	(21,336)	(30,579)	(7,407)
	Fee and asset management revenue	(9,476)	(10,346)	(1,880)	(2,418)
	Fee and asset management expense	5,140	7,519	776	1,603
	Depreciation	656,633	559,271	168,500	142,647
	General and administrative	39,887	38,994	8,853	8,518
	Impairment	45,380	11,124	45,380	-

Same store NOI		$1,073,605	$1,081,827	$284,375	$269,897

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901
mmckenna@eqrworld.com